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                                                                     EXHIBIT 5.1



                                      SULLIVAN & WORCESTER LLP
                                       ONE POST OFFICE SQUARE
                                    BOSTON, MASSACHUSETTS 02109

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
         IN WASHINGTON, D.C.                   (617) 338-2800               IN NEW YORK CITY
    1025 CONNECTICUT AVENUE, N.W.            FAX NO. 617-338-2880            767 THIRD AVENUE
       WASHINGTON, D.C. 20036                                            NEW YORK, NEW YORK 10017
           (202) 775-8190                                                    (212) 486-8200
        FAX NO. 202-293-2275                                              FAX NO. 212-758-2151

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                                 February 1, 2000

Iron Mountain Incorporated
745 Atlantic Avenue
Boston, Massachusetts  02111

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933, as amended (the "ACT"), by Iron Mountain Incorporated, a Pennsylvania corporation (the "COMPANY"), of (i) 2,177,851 shares of its Common Stock, par value $.01 per share ("COMMON STOCK"), that are issuable upon the exercise of options granted pursuant to the provisions of the Company's 1995 Stock Incentive Plan (the "1995 PLAN") and the Iron Mountain/ATSI 1995 Stock Option Plan, as amended (the "IRON MOUNTAIN/ATSI PLAN"), (ii) 626,156 shares of Common Stock that are issuable upon the exercise of options and other rights to be granted pursuant to the terms of the 1995 Plan, (iii) 324,093 shares of Common Stock that are issuable upon the exercise of options granted and to be granted pursuant to the provisions of the Company's 1998 Employee Stock Purchase Plan (the "1998 PLAN") (all such shares to be offered under the 1995 Plan, the Iron Mountain/ATSI Plan and the 1998 Plan being referred to herein as the "REGISTERED SHARES"), and (iv) $20,000,000 in deferred compensation obligations (the "OBLIGATIONS"), which represent unsecured obligations of the Company to pay deferred compensation in the future pursuant to the provisions of the Company's Executive Deferred Compensation Plan (the "DEFERRED COMPENSATION PLAN"), the following opinion is furnished to you to be filed with the Securities and Exchange Commission (the "COMMISSION") as Exhibit 5.1 to the Company's registration statement on Form S-8 (the "REGISTRATION STATEMENT") under the Act.

         We have acted as counsel to the Company in connection with the Registration Statement, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Amended and Restated Articles of Incorporation of the Company as presently in effect, corporate records of the Company, and such other documents as we have considered necessary in order to furnish the opinion hereinafter set forth.


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Iron Mountain Incorporated
February 1, 2000
Page 2


         We express no opinion herein as to the laws of any jurisdiction other than the Commonwealth of Massachusetts and the federal law of the United States, and we express no opinion as to state securities or blue sky laws. Insofar as this opinion involves matters of Pennsylvania law we have, with your permission, relied solely on the opinion of Ballard Spahr Andrews & Ingersoll, LLP, a copy of which is being filed herewith as Exhibit 5.2 to the Registration Statement, and our opinion is subject to the exceptions, qualifications and limitations therein expressed.

         Based on and subject to the foregoing, we are of the opinion that, (i) when issued in accordance with the terms of the 1995 Plan, the Iron Mountain/ATSI Plan and the 1998 Plan and the options or other rights granted thereunder, the Registered Shares will be duly authorized, validly issued, fully paid and nonassessable by the Company and (ii) when issued in accordance with the terms of the Deferred Compensation Plan, the Obligations will be valid and binding obligations of the Company, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                                  Very truly yours,

                                                  /s/ SULLIVAN & WORCESTER LLP